HANSEN, BARNETT& MAXWELL, P.C.
A Professional Corporation	Registered with the Public Company
CERTIFIED PUBLIC ACCOUNTANTS	Accounting Oversight Board
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200 Fax: (801) 532-7944
www.hbmcpas.com	A Member of the Forum of Firms

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Volu Sol Reagents, Corporation,

As an independent registered public accounting firm, we hereby consent to the use of our report on the financial statements of Volu Sol Reagents, Corp., dated November 26 , 2008 with respect to the balance sheets of Volu Sol Reagents, Corp. as of September 30, 2008 and 2007 , and the related statements of operations, shareholders’ equity (deficit) and cash flows for the years then ended in the Registration Statement of Volu Sol Reagents, Corp., on Form S-1 (File No. 333-153731). We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

HANSEN, BARNETT & MAXWELL, P.C.
Salt Lake City, Utah
December 19, 2008